Grushko & Mittman, P.C.

Attorneys at Law

515 Rockaway Avenue
Valley Stream, New York 11581

212.697.9500 (Telephone)
212.697.3575 (Facsimile)

Firm email: counslers@aol.com
Website: www.grushkomittman.com

Edward M. Grushko
Barbara R. Mittman
Eliezer Drew - Admitted NY/NJ

May 10, 2016

VIA EMAIL, FAX and
FIRST CLASS MAIL

With, Inc.
18475 Bandilier Circle
Fountain Valley, CA 92708
Attn: Andrew Maltin, Chief Executive Officer
Facsimile: (310) 943-3207
andrew@hangwith.com

Re: MEDL Mobile Holdings, Inc.

Dear Mr. Maltin:

We are writing to you on behalf of our client Alpha Capital Anstalt ("Alpha") regarding the Secured Revolving Credit Agreement dated November 17, 2013 in the maximum principal amount of $550,000 (the "KGN Note") entered in to between KGN Holdings, LLC ("KGN") and With, Inc. (f/k/a MEDL Mobile Holdings, Inc.), a Nevada corporation, ("MEDL") which was assigned to Alpha on April 20, 2016. The KGN Note was guaranteed by Hang With, Inc., a Nevada corporation ("Hang" each of MEDL and Hang a "Debtor" and collectively referred to as the "Debtors") (the "KGN Guaranty") and secured by a security interest in all of the assets of the Debtors (the "KGN Security Interest") pursuant to a security agreement entered into among KGN and the Debtors, as amended (the "KGN Security Agreement") including MEDL's ownership of shares of Hang. In January 2016 the Debtors and KGN entered into a Forbearance and Amendment Agreement (the "Forbearance Agreement") regarding the KGN Note.

Please be advised that the Debtors have defaulted under the terms of the KGN Note and Forbearance Agreement. Accordingly Alpha is hereby giving notice of default and that it is foreclosing on the shares of Hang.

Very truly yours,

Grushko & Mittman, P.C.

Eliezer Drew

cc: Alpha Capital Anstalt
Gregg E. Jaclin, Esq.